Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

Regarding the Offer to Purchase by

THE KOREA FUND, INC.

To Purchase for Cash Up

to 12.5% of its Common Shares as of

August 16, 2024 – 604,144 shares of

Beneficial Interest for 98.5% of the Net Asset Value Per Share

This form must be used to accept the Offer to Purchase (as defined below) if a shareholder’s certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date, as defined in Section 1 of the Offer to Purchase. Each term used in this form that is not otherwise defined herein shall have the meaning in the Offer to Purchase, dated August 16, 2024. This form may be delivered by overnight courier or mail or transmitted by facsimile transmission to the Depositary. Tenders using this form may be made only by or through an Eligible Guarantor as defined in Section 2B. of the Offer to Purchase.

The Depositary:

Equiniti Trust Company, LLC

By Mail:		By Hand, Express Mail, Courier, or Other Expedited Service:
Equiniti Trust Company, LLC Operations Center P.O. Box 525 Ridgefield Park, New Jersey 07660 Attn: Reorganization Department		Equiniti Trust Company, LLC 55 Challenger Road Suite # 200 Ridgefield Park, New Jersey 07660 Attn: Reorganization Department
Toll Free:
(877) 248-6417 or (718) 921-8317

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to The Korea Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated August 16, 2024, and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the “Offer to Purchase”), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2D. of the Offer to Purchase and (ii) all Shares held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment plan.

(Please Print Except for Signature(s))

Number of Shares Tendered:

Certificate Nos. (if available):

Name(s) of Record Holder(s):

DTC Participant Number:

If Shares will be tendered by book-entry transfer, check box:

☐ The Depository Trust Company

Dated: , 2024

Individual(s)

Signature(s)

Entity:

Name of Firm:

Authorized Signature:

Name:

Title:

GUARANTEE

The undersigned, an Eligible Guarantor as defined in Section 2B. of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 2D. of the Offer to Purchase: (a) represents that the person(s) named on the previous page “own(s)” such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”); (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents prior to 5:00 p.m., Eastern Time, within one New York Stock Exchange trading day after the date of receipt of this Guarantee.

(Please Print Except for Signature)

Name of Firm:

Authorized Signature:

Name:

Title:

Addresses:

(Include Zip Code)

Telephone Number:

(Include Area Code)